Exhibit 99.1

ACM Research Reports Second Quarter 2024 Results

FREMONT, Calif., Aug 07, 2024 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its second quarter ended June 30, 2024.

"I am pleased with our second quarter results. We delivered record revenue, strong profitability and positive cash flow from operations,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “We are benefiting from continued investments by our customers, and market share gains from our existing and new products.  I am also thrilled to announce today our new Panel Electrochemical Plating (Ultra ECP ap-p) tool, which we believe positions ACM to participate in the growing demand for AI solutions. Our proprietary horizontal plating enables advanced packaging with sub-micron features on square panels, which is especially applicable to GPUs and high-density high bandwidth memory (HBM). We are also making good progress with our global development activities, and we recently entered into an agreement to purchase a R&D facility with a clean room in Oregon, to expand our U.S. footprint to help accelerate our new customer initiatives.”

Dr. Wang continued, "We have raised our 2024 revenue outlook to reflect continued investments by our customers, market share gains, and strong product cycles for the second half of the year.  We have also taken the opportunity to raise our long-term revenue target to $3 billion based on increased confidence in our new product cycles and our international opportunities.”

	Three Months Ended June 30,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$202,480	$144,577	$202,480	$144,577
Gross margin	47.8%	47.5%	48.2%	47.6%
Income from operations	$37,593	$30,430	$51,935	$32,447
Net income attributable to ACM Research, Inc.	$24,210	$26,825	$37,521	$31,297
Basic EPS	$0.39	$0.45	$0.60	$0.52
Diluted EPS	$0.35	$0.41	$0.55	$0.48

	Six Months Ended June 30,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$354,671	$218,833	$354,671	$218,833
Gross margin	49.6%	49.6%	50.0%	49.8%
Income from operations	$62,825	$39,292	$91,736	$43,377
Net income attributable to ACM Research, Inc.	$41,643	$33,970	$72,118	$41,164
Basic EPS	$0.67	$0.57	$1.17	$0.69
Diluted EPS	$0.61	$0.52	$1.07	$0.63

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.

Outlook

ACM is increasing its revenue guidance for fiscal year 2024 to a range of $695 million to $735 million from the prior range of $650 million to $725 million. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the second quarter of 2024 were $202.5 million, up 32% from the second quarter of 2023. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Introduced New Panel ECP Plating Tool to Strengthen FOPLP Portfolio. ACM introduced its new Panel Electrochemical Plating (Ultra ECP ap-p) tool designed for fan-out panel-level packaging (FOPLP). This new tool employs a horizontal plating approach and integrates ACM’s proprietary multi-anode technology, achieving uniformity and precision across the entire panel.

•
Entered FOPLP Market with Introduction of Ultra C vac-p Flux Cleaning Tool for Chiplets. ACM announced the Ultra C vac-p flux cleaning tool for fan-out panel-level packaging (FOPLP). Utilizing vacuum technology, the new tool efficiently removes flux residues from chiplet structures. ACM also announced it received a purchase order from a new China semiconductor manufacturer which has been shipped to the customer’s facility in July.

•	Received Order from U.S.-based Foundry and Wafer-level packing (WLP) Customer for an advanced packaging tool to be delivered to their U.S. facility in the first half of 2025.

•
Entered Agreement to Purchase a Clean Room in Hillsboro Oregon. On July 30, 2024, ACM entered into an agreement to purchase a 39,500 square foot facility, including a 5,200 square foot functional clean room.  This facility is intended to replace ACM’s current Oregon facility and further expand R&D and demonstration capability in the U.S. market. The purchase is scheduled to close in the fourth quarter of 2024.

•	New General Counsel and Vice President of Corporate Strategy. ACM announced the appointment of Howard Chen as General Counsel and Vice President of Corporate Strategy, effective July 1, 2024.

Second Quarter 2024 Financial Summary

Unless otherwise noted, the following figures refer to the second quarter of 2024 and comparisons are with the second quarter of 2023.

•
Revenue was $202.5 million, up 40%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and ECP (front-end and packaging), furnace and other technologies, partly offset by lower sales of advanced packaging (excluding ECP), services & spares.

•
Gross margin was 47.8% versus 47.5%. Non-GAAP gross margin, which excludes stock-based compensation, was 48.2%% versus 47.6%. Gross margin exceeded ACM’s long-term business model range of 40% to 45%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $59.2 million, an increase of 55%. Operating expenses as a percentage of revenue increased to 29.2% from 26.4%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $45.6 million, up 25.7%. Non-GAAP operating expenses as a percentage of revenue decreased to 22.5% from 25.1%.

•
Operating income was $37.6 million, compared to $30.4 million. Operating margin was 18.6% compared to 21.0%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $51.9 million, compared to $32.4 million.  Non-GAAP operating margin, which excludes stock-based compensation, was 25.6% compared to 22.4%.

•
Unrealized gain (loss) on short-term investments was $1.0 million, compared to $(2.5) million. Unrealized gain (loss) reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc., in short-term investments. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $9.3 million, compared to $7.6 million.

•
Net income attributable to ACM Research, Inc. was $24.2 million, compared to $26.8 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $37.5 million, compared to $31.3 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.35, compared to $0.41.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $0.55, compared to $0.48.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $366.8 million at June 30, 2024, compared to $288.3 million at March 31, 2024.

Conference Call Details

A conference call to discuss results will be held on Wednesday, August 7, 2024, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BIcf4dbc584cf54892966d5353590ab648

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing, vertical furnace processes, Track and PECVD, which are critical to advanced semiconductor device manufacturing and wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360)808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(Unaudited)
	(In thousands, except for per share data)
Assets
Current assets:
Cash and cash equivalents	$324,031	$182,090
Restricted cash	881	1,083
Short-term time deposits	27,183	80,524
Short-term investment	19,597	21,312
Accounts receivable, net	293,499	283,186
Other receivables	53,694	40,065
Inventories, net	602,927	545,395
Advances to related party	2,756	2,432
Prepaid expenses	18,594	20,023
Total current assets	1,343,162	1,176,110
Property, plant and equipment, net	228,731	201,848
Land use right, net	8,225	8,367
Operating lease right-of-use assets, net	6,252	7,026
Intangible assets, net	2,836	2,538
Long-term time deposits	14,656	40,818
Deferred tax assets	20,898	20,271
Long-term investments	31,898	27,880
Other long-term assets	10,917	6,050
Total assets	$1,667,575	$1,490,908
Liabilities and Equity
Current liabilities:
Short-term borrowings	$54,439	$31,335
Current portion of long-term borrowings	19,671	6,783
Related party accounts payable	18,012	11,407
Accounts payable	142,418	141,814
Advances from customers	205,609	181,368
Deferred revenue	5,279	3,687
Income taxes payable	11,136	6,401
FIN-48 payable	12,093	12,149
Other payables and accrued expenses	114,940	102,951
Current portion of operating lease liability	2,573	2,764
Total current liabilities	586,170	500,659
Long-term borrowings	70,833	53,952
Long-term operating lease liability	3,679	4,262
Other long-term liabilities	5,505	5,873
Total liabilities	666,187	564,746
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	659,462	629,845
Retained earnings	198,470	156,827
Statutory surplus reserve	30,060	30,060
Accumulated other comprehensive loss	(54,830)	(49,349)
Total ACM Research, Inc. stockholders’ equity	833,169	767,390
Non-controlling interests	168,219	158,772
Total equity	1,001,388	926,162
Total liabilities and equity	$1,667,575	$1,490,908

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$202,480	$144,577	$354,671	$218,833
Cost of revenue	105,696	75,938	178,766	110,208
Gross profit	96,784	68,639	175,905	108,625
Operating expenses:
Sales and marketing	17,135	11,439	31,308	20,776
Research and development	25,968	20,064	49,886	34,093
General and administrative	16,088	6,706	31,886	14,464
Total operating expenses	59,191	38,209	113,080	69,333
Income from operations	37,593	30,430	62,825	39,292
Interest income	2,381	2,346	4,155	4,131
Interest expense	(932)	(649)	(1,715)	(1,344)
Realized gain from sale of short-term investments	-	3,919	273	7,913
Unrealized gain (loss) on short-term investments	1,031	(2,455)	(1,564)	(3,109)
Other income (expense), net	1,357	3,724	4,437	2,306
Gain (loss) from equity method investments	(695)	3,920	(1,215)	3,888
Income before income taxes	40,735	41,235	67,196	53,077
Income tax expense	(9,336)	(7,638)	(13,705)	(10,517)
Net income	31,399	33,597	53,491	42,560
Less: Net income attributable to non-controlling interests	7,189	6,772	11,848	8,590
Net income attributable to ACM Research, Inc.	$24,210	$26,825	$41,643	$33,970
Comprehensive income (loss):
Net income	31,399	33,597	53,491	42,560
Foreign currency translation adjustment, net of tax	116	(35,269)	(6,713)	(25,846)
Comprehensive Income	31,515	(1,672)	46,778	16,714
Less: Comprehensive income attributable to non-controlling interests	7,210	652	10,616	4,114
Comprehensive income attributable to ACM Research, Inc.	$24,305	$(2,324)	$36,162	$12,600

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.39	$0.45	$0.67	$0.57
Diluted	$0.35	$0.41	$0.61	$0.52

Weighted average common shares outstanding used in computing per share amounts:
Basic	62,178,369	59,898,149	61,772,776	59,817,903
Diluted	67,057,846	64,929,638	66,520,706	64,968,900

ACM RESEARCH, INC.
Total Revenue by Product Category and by Region

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$153,221	$112,528	$262,691	$149,142
ECP (front-end and packaging), furnace and other technologies	38,962	19,117	64,762	45,715
Advanced packaging (excluding ECP), services & spares	10,297	12,932	27,218	23,976
Total Revenue By Product Category	$202,480	$144,577	$354,671	$218,833

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Mainland China	$196,835	$134,767	$348,970	$207,226
Other Regions	5,645	9,810	5,701	11,607
Total Revenue By Region	$202,480	$144,577	$354,671	$218,833

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended June 30,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$202,480	$-	$-	$202,480	$144,577	$-	$-	$144,577
Cost of revenue	(105,696)	(792)	-	(104,904)	(75,938)	(125)	-	(75,813)
Gross profit	96,784	(792)	-	97,576	68,639	(125)	-	68,764
Gross margin	47.8%	0.4%	-	48.2%	47.5%	0.1%	-	47.6%
Operating expenses:
Sales and marketing	(17,135)	(3,024)	-	(14,111)	(11,439)	(431)	-	(11,008)
Research and development	(25,968)	(4,206)	-	(21,762)	(20,064)	(709)	-	(19,355)
General and administrative	(16,088)	(6,320)	-	(9,768)	(6,706)	(752)	-	(5,954)
Total operating expenses	(59,191)	(13,550)	-	(45,641)	(38,209)	(1,892)	-	(36,317)
Income (loss) from operations	$37,593	$(14,342)	$-	$51,935	$30,430	$(2,017)	$-	$32,447
Unrealized gain (loss) on short-term investments	1,031	-	1,031	-	(2,455)	-	(2,455)	-
Net income (loss) attributable to ACM Research, Inc.	$24,210	$(14,342)	$1,031	$37,521	$26,825	$(2,017)	$(2,455)	$31,297
Basic EPS	$0.39			$0.60	$0.45			$0.52
Diluted EPS	$0.35			$0.55	$0.41			$0.48

	Six Months Ended June 30,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non- GAAP)
	(In thousands)
Revenue	$354,671	$-	$-	$354,671	$218,833	$-	$-	$218,833
Cost of revenue	(178,766)	(1,573)	-	(177,193)	(110,208)	(250)	-	(109,958)
Gross profit	175,905	(1,573)	-	177,478	108,625	(250)	-	108,875
Gross margin	49.6%	0.4%	-	50.0%	49.6%	0.1%	-	49.8%
Operating expenses:
Sales and marketing	(31,308)	(6,051)	-	(25,257)	(20,776)	(862)	-	(19,914)
Research and development	(49,886)	(8,709)	-	(41,177)	(34,093)	(1,410)	-	(32,683)
General and administrative	(31,886)	(12,578)	-	(19,308)	(14,464)	(1,563)	-	(12,901)
Total operating expenses	(113,080)	(27,338)	-	(85,742)	(69,333)	(3,835)	-	(65,498)
Income (loss) from operations	$62,825	$(28,911)	$-	$91,736	$39,292	$(4,085)	$-	$43,377
Unrealized gain (loss) on short-term investments	(1,564)	-	(1,564)	-	(3,109)	-	(3,109)	-
Net income (loss) attributable to ACM Research, Inc.	$41,643	$(28,911)	$(1,564)	$72,118	$33,970	$(4,085)	$(3,109)	$41,164
Basic EPS	$0.67			$1.17	$0.57			$0.69
Diluted EPS	$0.61			$1.07	$0.52			$0.63